As filed with the Securities and Exchange Commission on June 9, 2017.

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM S3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________

MODINE MANUFACTURING COMPANY

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-0482000 (I.R.S. Employer Identification No.)

1500 DeKoven Avenue

Racine, Wisconsin  53403

(262) 636-1200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Copies to:

Margaret C. Kelsey

Vice President, Legal and Corporate Communications, General Counsel and Secretary

Modine Manufacturing Company

1500 DeKoven Avenue

Racine, Wisconsin 53403

(262) 636-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

C.J. Wauters Godfrey & Kahn, S.C. 833 East Michigan Street Suite 1800 Milwaukee, Wisconsin 53202 (414) 273-3500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer [  ] Accelerated filer [ X ] Non-accelerated filer [  ]  (Do not check if a smaller reporting company)

Smaller reporting company [  ] Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock ($0.625 par value per share) Preferred Stock ($0.025 par value per share) Warrants Debt Securities Total	(1)	(2)	$200,000,000	$23,180.00

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a), may determine.

(1)	There is being registered hereunder an indeterminate number or amount of shares of our common stock, preferred stock, warrants and debt securities as may from time to time be sold hereunder.

(2)	The proposed maximum offering price will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder.

(3)

The securities registered hereunder shall have an aggregate initial offering price not to exceed $200,000,000.  The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

PROSPECTUS  Subject to Completion, dated June 9, 2017

MODINE MANUFACTURING COMPANY

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

We may offer and sell from time to time shares of our common stock, preferred stock, warrants to purchase shares of our common stock or preferred stock, and debt securities, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $200,000,000.  Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering, together with this prospectus.  The prospectus supplement also may add, update or change information contained in this prospectus.  This prospectus may not be used to offer and sell securities without a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

The information in this prospectus is not complete and may be changed.  We may not sell the securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “MOD.”

Investing in these securities involves significant risks.  We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission.  See “Risk Factors” beginning on page 4.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

________________

This prospectus is dated ______, 2017.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Table of Contents

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf registration process, we may offer from time to time shares of our common stock, preferred stock, warrants to purchase shares of our common stock or preferred stock, and debt securities, or any combination thereof, with an aggregate initial offering price of up to $200,000,000.  This prospectus provides you with a general description of the securities.  Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering.  The prospectus supplement also may add, update or change information contained in this prospectus.  Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities.  That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.  We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers.  We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities.  The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements.  See “Plan of Distribution.”

ABOUT MODINE MANUFACTURING COMPANY

In this prospectus, the terms “Modine,” “the Company,” “we,” “us,” and “our” refer to Modine Manufacturing Company.

Founded in 1916, Modine Manufacturing Company is a worldwide leader in thermal management systems and components, bringing heating and cooling technology and solutions to diversified global markets. We operate on five continents, in 20 countries, and employ approximately 11,200 persons worldwide.

Modine specializes in providing innovative thermal management solutions to diversified global markets and customers.  We are a leading provider of engineered heat transfer systems and highquality heat transfer components for use in on- and off-highway original equipment manufacturer (“OEM”) vehicular applications.  In addition, we are a global leader in thermal management technology and solutions for sale into a wide array of commercial, industrial, and building heating, ventilating, air conditioning, and refrigeration (“HVAC&R”) markets.  Our primary product groups include i) powertrain cooling and engine cooling; ii) coils, coolers, and coatings; and iii) heating, ventilation and air conditioning.  Our primary customers across the globe include:

—     Automobile, truck, bus, and specialty vehicle OEMs;

—     Agricultural, industrial and construction equipment OEMs;

—     Commercial and industrial equipment OEMs;

—    Heating, ventilation and cooling OEMs;

—     Construction architects and contractors; and

—     Wholesalers of heating equipment.

We focus our development efforts on solutions that meet the ever-increasing heat transfer needs of OEMs and other customers within the automobile, commercial vehicle, construction, agricultural, industrial and HVAC&R industries.  Our products and systems are aimed at solving complex heat transfer challenges requiring effective thermal management.  Typical customer and market demands include products and systems that are lighter weight, more compact, more efficient and more durable to meet customer standards as they work to ensure compliance with increasingly stringent global emissions, fuel economy and energy efficiency requirements.  Our heritage provides a depth and breadth of expertise in thermal management, which, when combined with our global manufacturing presence, standardized processes, and state-of-the-art technical resources, enables us to rapidly bring highly-valued, customized solutions to our customers.  In November 2016, the Company completed the acquisition of the shares of multiple target companies (“HTS Group”) held by Luvata Heat Transfer Solutions II AB, a company incorporated in Sweden, which together represented the Luvata Heat Transfer Solution business (“Luvata HTS”), which we operate as our Commercial and Industrial Solutions business segment.

More information about us is available through our website at http://www.modine.com.  The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement.  Our principal executive offices are located at 1500 DeKoven Avenue, Racine, Wisconsin 53403.

RISK FACTORS

Investing in the securities involves risk.  Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by our future filings with the SEC.  Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.  The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the securities.  The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Any statement that is not a statement of historical fact may be deemed a forward-looking statement.  For example, statements containing the words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “projects,” “would” and similar expressions are intended to identify forward-looking statements.  There can be no assurance that we will actually achieve the plans, intentions or expectations disclosed in our forward-looking statements.  There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including the factors referred to above under the caption “Risk Factors.”  These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus.  You should read these factors and the other cautionary statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and in the documents incorporated by reference.  We do not assume any obligation to update any forward-looking statements we make.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, investing in additional organic growth opportunities; accelerating opportunities and synergies in connection with the combination of the Company and Luvata HTS; debt repayment; working capital and/or capital expenditures.  We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business.  However, we currently have no commitments or agreements for any specific acquisitions or other use of the net proceeds from a sale of the securities.  We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Our historical ratio of earnings to fixed charges is shown in the table below.

	For the Fiscal Years Ended March 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	2.0	n.m.*	3.6	2.5	n.m.*

* The ratio of earnings to fixed charges was less than one-to-one for the fiscal years ended March 31, 2016 and 2013 by $9.7 million and $13.3 million of earnings, respectively.

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings (loss) from continuing operations before taxes plus fixed charges.  Fixed charges include interest expense, including the amortization of debt issuance costs, and the portion of rental expense representative of the interest factor.

DESCRIPTION OF SECURITIES

Common Stock

This summary highlights selected information about our capital stock and may not contain all of the information that is important to you.  It is subject in all respects to applicable Wisconsin law and to the provisions of the amended and restated articles of incorporation and our bylaws, copies of which have been filed with the SEC, to which you should refer for more complete information.  Under our amended and restated articles of incorporation, we have the authority to issue up to 96,000,000 shares of capital stock, consisting of 80,000,000 shares of common stock, par value $0.625 per share, and 16,000,000 shares of preferred stock, par value $0.025 per share.  We encourage you to read our amended and restated articles of incorporation and our bylaws because they, and not this summary, define the rights of holders of our common stock.

Voting Rights.  Each outstanding share of our common stock is entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.  Holders of shares of common stock are not entitled to cumulate their votes in the election of directors.  In a non-contested election, directors are elected by a majority vote standard, whereas in any contested election, directors are elected by a plurality of the votes cast.  Generally, unless a different vote is required by the amended and restated articles of incorporation, the bylaws or the Wisconsin Business Corporation Law (the “WBCL”), all matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter at a meeting at which a quorum is present, subject to any voting rights granted to holders of then-outstanding preferred stock.

Dividend and Liquidation Rights.  Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends, subject to the rights of the holders of preferred stock, if any, then outstanding.  In the event of the dissolution, liquidation or winding up of Modine, holders of our common stock will be entitled to receive, pro rata, any assets and funds of Modine remaining after satisfaction of Modine’s creditors and the payment of all amounts that the holders of preferred stock, if any, then outstanding may be entitled to receive.

Preemptive and Other Rights.  Holders of our common stock do not have preemptive, subscription, redemption or conversion rights.

Liability to Further Calls or Assessments.  Under the WBCL, when Modine receives the consideration for which the board of directors authorized the issuance of shares, the shares issued for that consideration are fully paid and nonassessable.

Possible Anti-Takeover Effects of our Amended and Restated Articles of Incorporation and Bylaws.  Our amended and restated articles of incorporation and bylaws contain provisions that could make it more difficult to acquire Modine by means of a tender offer, proxy contest or otherwise.  The description set forth below is intended as a summary only. For complete information we encourage you to read our amended and restated articles of incorporation and bylaws.

•     Board of Directors.  Our amended and restated articles of incorporation and bylaws provide that the board of directors must be divided into three classes as nearly equal in number as possible, as determined by the board of directors.  The total number of directors is to be the number provided in the bylaws, but not less than seven.  One class is elected each year for a three-year term.  Shareholders have the right to remove directors, but only for good cause and by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of the director.  The removal of a director may only be taken at a special meeting of shareholders called for that purpose.

•     Advance Notice Requirements for Shareholder Proposals and Director Nominees.  Our bylaws require advance notice with regard to business proposed to be submitted by a shareholder at any annual or special meeting of our shareholders, including the nomination of candidates for election as directors.  Notice of proposed shareholder business must be timely given in writing to our corporate secretary prior to the meeting.  To be timely, notice must be received at our principal executive offices within the time frames specified in our bylaws.  The notice must also contain certain information specified in our bylaws, including, with respect to a director nomination, the written consent of the nominee to serve as a director if elected.

•     Special Meetings; Shareholder Action Without a Meeting.  Special meetings of shareholders may be called by a majority of the members of the board of directors, by the chairperson of the board, by the chief executive officer, or, as required by the WBCL, pursuant to one or more written demands signed by the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, which demand(s) must describe one or more purposes for which the special meeting is to be held. The bylaws contain provisions regarding special meetings called upon the demand of shareholders.  Shareholder action may be taken without a meeting only by the unanimous written consent of all shareholders entitled to vote on the action.

•     Required Vote for Certain Actions.  Pursuant to Section 180.1706(l) of the WBCL, except as otherwise provided in a corporation’s articles of incorporation or any amendment to the articles of incorporation, any merger or share exchange, sale of all or substantially all assets otherwise than in the regular course of business, dissolution of the corporation or revocation of dissolution, involving a corporation organized before January 1, 1973, such as Modine, which did not expressly elect before January 1, 1991 to be governed by a majority or greater voting requirement, must be approved by the affirmative vote of two-thirds of the shares entitled to vote at a meeting called for that purpose.  Article VII of our amended and restated articles of incorporation expressly retains the two-thirds vote requirement for these actions.

•     Amendment of Bylaws.  Shareholders have the right to amend or repeal the bylaws at any regular or special meeting of the shareholders, if notice of the proposed action was specified in the notice of the meeting.  That action requires the affirmative vote of not less than two-thirds of the shares entitled to vote.  The board of directors may also amend the bylaws by the affirmative vote of not less than two-thirds of the full board of directors of the Company.

Certain Statutory Provisions.  The WBCL contains certain provisions that may be important when considering the rights of holders of our capital stock.  The description set forth below is intended as a summary only.  For complete information we encourage you to review the applicable provisions of the WBCL.

•     Business Combination Statute.  Sections 180.1140 to 180.1144 of the WBCL regulate a broad range of business combinations between a resident domestic corporation and an “interested stockholder.”  A “business combination” is defined to include any of the following transactions:

▪     a merger or share exchange;

▪     a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to 5% or more of the aggregate market value of the stock or assets of the company or 10% of its earning power or income;

▪     the issuance or transfer of stock or rights to purchase stock with a market value equal to 5% or more of the outstanding stock;

▪     any reclassification of securities or recapitalization of the resident domestic corporation if the effect is to increase the proportionate share of its securities owned by the interested stockholder.

A “resident domestic corporation” is defined to mean a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Securities Exchange Act of 1934 and that, as of the relevant date, satisfies any of the following: (1) its principal offices are located in Wisconsin, (2) it has significant business operations located in Wisconsin, (3) more than 10% of the holders of record of its shares are residents of Wisconsin, or (4) more than 10% of its shares are held of record by residents of Wisconsin.  Modine is a “resident domestic corporation” for purposes of these statutory provisions.

An “interested stockholder” is defined to mean a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years.

Under this law, a resident domestic corporation cannot engage in a business combination with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in the person becoming an interested stockholder before the acquisition. A resident domestic corporation may engage in a business combination with an interested stockholder after the expiration of the three-year period with respect to that stockholder only if one or more of the following conditions is satisfied: (1) the board of directors approved the acquisition of the stock before the date on which the stockholder acquired the shares, (2) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder, or (3) the consideration to be received by stockholders meets certain fair price requirements of the statute with respect to form and amount.

•     Fair Price Statute.  The WBCL also provides, in Sections 180.1130 to 180.1133, that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a “significant shareholder” and a resident domestic corporation, such as us, require a supermajority vote of shareholders in addition to any approval otherwise required, unless shareholders receive a fair price for their shares that satisfies a statutory formula. A “significant shareholder” for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years. Any business combination to which the statute applies must be approved by 80% of the voting power of the corporation’s stock and at least two-thirds of the voting power of the corporation’s stock not beneficially held by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless (a) the aggregate value of the per share consideration is equal to the highest of:

▪     the highest per share price paid for any common shares of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination;

▪     the market value per share of the corporation’s shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is highest, or

▪     the highest preferential amount per share in a liquidation or dissolution to which holders of the shares would be entitled,

and (b) the significant shareholder offers either cash or the same form of consideration used by the significant shareholder to acquire the largest number of shares it acquired.

•     Control Share Voting Restrictions. Under Section 180.1150 of the WBCL, unless otherwise provided in the articles of incorporation or otherwise specified by the board of directors, the voting power of shares of a resident domestic corporation held by any person, or group of persons acting together, in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the resident domestic corporation, in certain specified transactions, or in a transaction in which the corporation’s shareholders have approved restoration of the full voting power of the otherwise restricted shares.  The board of directors has adopted a provision in our bylaws that specifies that the control share voting restrictions of Section 180.1150 do not apply to any shares of our stock.

•     Defensive Action Restrictions. Section 180.1134 of the WBCL provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote on the proposal is required before the corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. This statute requires shareholder approval for the corporation to do either of the following: (1) acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares, or (2) sell or option assets of the corporation which amount to 10% or more of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

•     Constituency or Stakeholder Provision.  Under Section 180.0827 of the WBCL, in discharging his or her duties to Modine and in determining what he or she believes to be in the best interests of Modine, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which we operate and any other factors that the director or officer considers pertinent.

Preferred Stock

Under our amended and restated articles of incorporation, shares of preferred stock may be divided into and issued in series, from time to time, with each such series to be so designated as to distinguish the shares thereof from the shares of all other series of preferred stock.  All shares of preferred stock must be identical except as to the following rights and preferences, as to which there may be variations between different series:

•      the rate of dividend;

•      the price at and the terms and conditions on which shares of preferred stock may be redeemed;

•      the amount payable upon shares of preferred stock in event of voluntary or involuntary liquidation;

•      sinking fund provisions for redemption or purchase of shares of preferred stock;

•      the terms and conditions on which shares of preferred stock may be converted into other series or classes of capital stock, if the shares of any series of preferred stock are issued with the privilege of conversion;

•      voting rights, if any; and

•      any other rights or preferences as to which the laws of the State of Wisconsin, as in effect at the time of the determination thereof, permit variations between different series of preferred stock.

Each series of preferred stock may have only such voting rights, if any, preemptive rights, if any, and such other designations, preferences, limitations and relative rights as is stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock adopted by the board of directors or as may be required by law.  The applicable prospectus supplement will describe the particular terms of any series of preferred stock.

Warrants

We may issue warrants to purchase our common stock or preferred stock.  We may issue warrants independently or together with other securities.  Warrants sold with other securities may be attached to or separate from the other securities.  We may issue warrants under one or more warrant agreements to be entered into between the Company, and a warrant agent that we would name in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including some or all of the following:

•      the title of the warrants;

•      the offering price and aggregate number of warrants to be offered;

•      the exercise price of the warrants;

•      the number of shares of common stock or preferred stock that can be purchased upon the exercise of an individual warrant;

•      the dates or periods during which the warrants are exercisable;

•      if applicable, the designation and terms of any securities with which the warrants are issued;

•      if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•      the terms of any rights to redeem or call the warrants;

•      any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•      the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

•      any minimum or maximum amount of warrants that may be exercised at any one time;

•      any terms relating to the modification of the warrants;

•      any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•      any other specific terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock or of the preferred stock purchasable upon exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant, which will be filed with the SEC if we offer warrants.  For more information on how you can obtain copies of the applicable warrants, see “Where You Can Find Additional Information” below.  We urge you to read the applicable warrant and any applicable prospectus supplement in their entirety.

Debt Securities

We may offer secured or unsecured debt securities which may be senior or subordinated, and which may be convertible.  Any debt securities that we issue will be issued under an indenture to be entered into between us and a trustee.  A form of senior indenture and a form of subordinated indenture are attached as an exhibit to the registration statement of which this prospectus forms a part.  The following description of the terms of the debt securities sets forth certain general terms and provisions.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the applicable prospectus supplement.

This prospectus summarizes what we believe to be the material provisions of the forms of indenture attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference and the debt securities that we may issue under such forms of indenture.  This summary is not complete and may not describe all of the provisions of the indentures or of the debt securities that may be important to you.  For additional information, you should carefully read the forms of indenture attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference.

In addition, when we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus.  The terms of such a particular series of debt securities may differ from the terms described in this prospectus.  As a result, the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.  Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•      title and aggregate principal amount;

•      percentage or percentages of principal amount at which such securities will be issued;

•      maturity date(s);

•      interest rate(s) or the method for determining the interest rate(s);

•      dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•      redemption (including upon a “change of control”) or early repayment provisions;

•      whether the securities will be senior or subordinated;

•      whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;

•      applicable subordination provisions, if any;

•      conversion or exchange into other securities;

•      authorized denominations;

•      form;

•      amount of discount or premium, if any, with which such securities will be issued;

•      any defaults and events of default applicable to the particular debt securities being issued;

•      currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•      whether such securities will be issued in whole or in part in the form of one or more global securities;

•      identity of the depositary for global securities;

•      whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•      the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•      any covenants applicable to the particular debt securities being issued;

•      time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•      securities exchange(s) on which the securities will be listed, if any;

•      whether any underwriter(s) will act as market maker(s) for the securities;

•      extent to which a secondary market for the securities is expected to develop;

•      our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•      provisions relating to covenant defeasance and legal defeasance;

•      provisions relating to satisfaction and discharge of the indenture;

•      provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•      additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.  One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.  Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors.  Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

Unless otherwise indicated in a prospectus supplement, we expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof.  Subject to the limitations provided in the indentures and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indentures and the debt securities must be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

Each prospectus supplement will describe the method of distribution of the securities offered pursuant to the prospectus supplement.

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

•      to or through one or more underwriters or dealers;

•      directly to purchasers, including our affiliates;

•      through agents;

•      through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•      through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  We may engage in “at the market” offerings of our common stock.  An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker.

Each time we offer and sell securities covered by this prospectus, we will make available a prospectus supplement or supplements that will described the method of distribution and will set forth the terms of the offering, including some or all of the following:

•      the type and amount of securities we are offering;

•      the purchase price of our securities being offered and the net proceeds we will receive from the sale;

•      the name or names of any agents, underwriters or dealers and the amounts of securities purchased or underwritten by them;

•      any options under which underwriters may purchase additional securities from us;

•      any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

•      any discounts or concessions allowed or reallowed or paid to dealers; and

•      any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.  Underwriters may sell the securities in order to facilitate transactions in any of our other securities, including other public or private transactions and short sales.  Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of the securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale.  We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers.  This compensation may be in the form of discounts, concessions or commissions.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions.  If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

If we use dealers in the sale of securities offered by this prospectus, we or an underwriter will sell the securities to them as principals.  The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.  The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase securities offered by this prospectus. In this case, no underwriters or agents would be involved.  We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities.  The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time.  The prospectus supplement will name any agent involved in the offer or sale of securities and will describe any commissions payable to the agent.  Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.  Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of securities.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us.  The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NYSE.  Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NYSE, subject to official notice of issuance.  Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market.  We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so.  Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice.  Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters or other agents may engage in derivative transactions involving the securities.  These derivatives may consist of short sale transactions and other hedging activities.  The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities.  In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents.  The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.  The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities.  The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.  We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved.  Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Luvata HTS business the registrant acquired during the year ended March 31, 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements of HTS Group as of December 31, 2015 and 2014 and January 1, 2014, and for each of the years in the two-year period ended December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG OY AB, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC.  Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered part of this prospectus, and later information we file with the SEC will automatically update and supersede this information.  We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act.):

•      our annual report on Form 10-K for the fiscal year ended March 31, 2017;

•      our current report on Form 8-K dated June 9, 2017;

•      our definitive proxy statement on Schedule 14A dated June 21, 2016; and

•      a description of our capital stock contained in Amendment No. 1 to our registration statement on Form 8-A, filed with the SEC on July 14, 2008.

In addition, we expressly incorporate by reference the audited combined financial statements of HTS Group, attached as Exhibit 99.2 to the Company’s current report on Form 8-K/A filed February 15, 2017.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any portion of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Secretary

Modine Manufacturing Company

1500 DeKoven Avenue

Racine, Wisconsin  53403

(262) 636-1200

MODINE MANUFACTURING COMPANY

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Prospectus

_____________, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expense of Issuance and Distribution.

The following table sets forth the expenses incurred by Modine in connection with the offering of the securities being registered.

SEC registration fee	$23,180.00
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees	*
Miscellaneous expenses	*
Total	$*

*	The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

Sections 180.0850 to 180.0859 of the WBCL require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.  A corporation’s obligation to indemnify any such person includes the obligation to pay any judgment, settlement, penalty, assessment, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses including fees, costs, charges, disbursements, attorney’s and other expenses except in those cases in which liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes:  (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (iii) a transaction from which the person derived an improper personal profit; or (iv) willful misconduct.

Unless otherwise provided in a corporation’s articles of incorporation or bylaws or by written agreement, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners:  (i) by majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by affirmative vote of shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification granted, by any other method permitted in Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation at such time as the director or officer furnishes to the corporation written affirmation of his good faith belief that he has not breached or failed to perform his duties and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

The indemnification provisions of Sections 180.0850 to 180.0859 of the WBCL are not exclusive.  A corporation may expand an officer’s or director’s right to indemnification (i) in its articles of incorporation or bylaws; (ii) by written agreement between the director or officer and the corporation; (iii) by resolution of its board of directors; or (iv) by resolution of a majority of all of the corporation’s voting shares then issued and outstanding.

As permitted by Section 180.0858 of the WBCL, Modine has adopted indemnification provisions in its Bylaws which closely track the statutory indemnification provisions with certain exceptions.  In particular, Article 8 of Modine’s Bylaws provides (i) that the corporation may not indemnify a director or officer to the extent the director or officer has previously received indemnification or allowance expenses from any person, including the corporation, in connection with the same proceeding, and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.

Modine’s officers and directors are also covered by officers’ and directors’ liability insurance.

Item 16.  Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement, if any

4.1	Form of stock certificate, incorporated herein by reference to Exhibit 4(A) to the Company’s annual report on Form 10-K filed June 23, 2003

4.2	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form S-3 (333-161030) dated August 4, 2009

4.3	Amended and Restated Bylaws of Modine Manufacturing Company, incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated February 10, 2015

4.4	Form of Specimen Preferred Stock Certificate

4.5	Form of Articles of Amendment Regarding Designation and Authorization of Preferred Stock

4.6*	Form of Warrant Agreement

4.7	Form of Warrant

4.8	Form of Senior Indenture

4.9	Form of Subordinated Indenture

4.10*	Form of Debt Security

5.1	Opinion of Godfrey & Kahn, S.C.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of KPMG OY AB

23.3	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

24.1	Powers of Attorney of directors of the Company

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended

_____________

* To be filed by an amendment to the registration statement or as an exhibit to a current report on Form 8K under the Exchange Act, subsequent to effectiveness, if necessary.

Item 17.  Undertakings.

a. The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)      That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

h.       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on June 9, 2017.

MODINE MANUFACTURING COMPANY

(Registrant)

By: /s/ Thomas A. Burke

Thomas A. Burke

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Thomas A. Burke                                                           Date:  June 9, 2017

Thomas A. Burke

President and Chief Executive Officer

(Principal Executive Officer)

/s/ Michael B. Lucareli                                                           Date:  June 9, 2017

Michael B. Lucareli

Vice President, Finance and Chief Financial Officer

(Principal Financial and Accounting Officer)

Directors: Thomas A. Burke, David J. Anderson, Larry O. Moore, Marsha C. Williams, David G. Bills, Charles P. Cooley, Suresh V. Garimella, Charles W. Patterson and Christine Y. Yan

By: /s/ Margaret C. Kelsey                                                       Date:  June 9, 2017

Margaret C. Kelsey, As Attorney-in-Fact*

*Pursuant to authority granted by powers of attorney.

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement, if any

4.1	Form of stock certificate, incorporated herein by reference to Exhibit 4(A) to the Company’s annual report on Form 10-K filed June 23, 2003

4.2	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form S-3 (333-161030) dated August 4, 2009

4.3	Amended and Restated Bylaws of Modine Manufacturing Company, incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated February 10, 2015

4.4	Form of Specimen Preferred Stock Certificate

4.5	Form of Articles of Amendment Regarding Designation and Authorization of Preferred Stock

4.6*	Form of Warrant Agreement

4.7	Form of Warrant

4.8	Form of Senior Indenture

4.9	Form of Subordinated Indenture

4.10*	Form of Debt Security

5.1	Opinion of Godfrey & Kahn, S.C.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of KPMG OY AB

23.3	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

24.1	Powers of Attorney of directors of the Company

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended

_____________

* To be filed by an amendment to the registration statement or as an exhibit to a current report on Form 8K under the Exchange Act, subsequent to effectiveness, if necessary.